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                                                                 Exhibit 10.10

                          BEVERLY NATIONAL CORPORATION

                              AMENDED AND RESTATED
                        SUPPLEMENTAL EXECUTIVE RETIREMENT
                                    AGREEMENT

                                       for

                                Lawrence M. Smith

                                February 6, 2002

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                              AMENDED AND RESTATED
                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

         THIS AGREEMENT, made and entered into this 6/th/ day of February, 2002, by and between Beverly National Corporation, its subsidiaries and affiliates, (hereinafter called the "Corporation") and Lawrence M. Smith (hereinafter called the "Executive").

                                   WITNESSETH:

         WHEREAS, the Executive has been in the employ of the Corporation and/or its subsidiaries and is now serving the Corporation as its President and Chief Executive Officer; and,

         WHEREAS, the Corporation has entered into a Supplemental Executive Retirement Agreement with the Executive dated on December 24, 1996, which was amended by First Amendment dated July 7, 1998 and Second Amendment dated December 22, 1998 ("Original SERP"); and

         WHEREAS, the Corporation and the Executive wish to further amend the Original SERP.

         NOW, THEREFORE, in consideration of services performed in the past and to be performed in the future as well as of the mutual promises and covenants herein contained, the Original SERP is amended and restated in its entirety as follows:

                                   ARTICLE ONE
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         1.01 Employment. The Corporation may employ the Executive in such
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capacity as the Corporation may from time to time determine. Notwithstanding anything contained herein, this Agreement is not an agreement of employment and nothing herein shall restrict the Corporation concerning the terms and conditions of the Executive's employment.

         The benefits provided by this Agreement are not part of any salary reduction plan or an arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payment or bonus in lieu of these salary continuation benefits.

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                                   ARTICLE TWO
                                   -----------

         2.01     Retirement Benefits.
                  -------------------

         The Executive shall be entitled to a retirement benefit, determined as of the effective date of his actual retirement, payable monthly, beginning one month following his retirement and continuing on each succeeding month for twenty (20) years. Each monthly payment shall be one-twelfth of the annual retirement benefit, which annual retirement benefit shall be equal to seventy-five percent (75%) of his Benefit Computation Base (hereinafter defined), reduced by the sum of (1), (2) and (3) below.

         1. Fifty percent (50%) of the Executive's projected annual primary social security retirement benefit projected as of the date the Executive attains age 65;

         2. The annual amount of benefits payable to the Executive (or his beneficiaries) at the effective date of his actual retirement calculated on the optional benefit payment elected under any qualified defined benefit pension plan maintained and funded by the Corporation, as such plan or plans may be amended or modified from time to time;

         3. The annual amount of benefits payable under the Amended and Restated Supplemental Executive Retirement Agreement entered into December 24, 1996 by and between the Corporation and the Executive, as from time to time amended.

         2.02 Benefit Computation Base. The Executive's Benefit Computation Base
              ------------------------
shall be the Executive's 2001 compensation as shown on his W-2 for such year (including amounts paid under any salary reduction agreements for plans under Sections 401(k), 125 or 129 of the Internal Revenue Code of 1986, as amended). In the event that the Executive's employment terminates prior to December 31, 2001, the Executive's 2001 compensation shall be annualized for the purposes of this section.

         2.03 Accrued Benefit. As used herein for the purposes of Section 3.01
              ---------------
and 4.01, the term "Accrued Benefit" shall mean the aggregate benefit amount the Executive or his beneficiaries or his estate would be entitled to receive during all twenty years under Section 2.01 hereof.

         2.04 Optional Forms of Payment.  In lieu of the twenty (20) year
              -------------------------
certain payments provided in Section 2.01 above, or whenever an Accrued Benefit is

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payable under Section 4.01 of this Agreement, the Executive may elect in the calendar year prior to the calendar year in which payments are to begin, an optional form of payment which shall be the actuarial equivalent (factors defined in the Corporation's qualified defined benefit pension plan) of the said twenty (20) year certain payments. The optional form of payment shall be any optional form of payment which is provided to the Executive under the terms of the Corporation's qualified defined benefit pension plan.

                                  ARTICLE THREE
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         3.01 Death of Executive.
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         (a)  If the Executive dies prior to the commencement of the payment of benefits under Section 2.01, 4.01, or 10.01, the Corporation will pay to the Executive's named beneficiaries, for a period of twenty (20) years certain commencing on the first day of the month next following the delivery to the Corporation of a death certificate, a total annual amount equal to the Accrued Benefit.

         (b) If the Executive dies following the commencement of the payment of benefits under Section 2.01, 4.01, or 10.01, such payment of benefits shall continue to the named beneficiaries of the Executive until all such benefits have been paid.

         3.02 Beneficiaries. The Executive may designate, in writing to the
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Corporation, one or more beneficiaries. If no beneficiary is so named or if no named beneficiary is living at the time a payment is due, benefit payments shall be made, when due, to the Executive's estate.

                                  ARTICLE FOUR
                                  ------------

         4.01 Disability Prior to Retirement. In the event the Executive shall
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become disabled, the Corporation will pay no disability benefits hereunder.
Disability benefits (if any) will be paid to the Executive through such insurance programs as may be sponsored by the Corporation. Upon termination of the Executive's employment on account of disability, the Executive shall commence receiving payment of his Accrued Benefit. The Accrued Benefit shall be paid in monthly installments for twenty (20) years certain commencing on the first day of the month following the month in which the Executive's disability benefits (if any) terminate.

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                                  ARTICLE FIVE
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         5.01  Employment by Competition. Anything to the contrary in this
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Agreement notwithstanding, in the event that after he shall have begun to receive benefits under this Agreement, the Executive shall compete with the business of the Corporation, then all payments which might otherwise be due and payable hereunder shall be immediately forfeited and all rights of the Executive and his beneficiaries hereunder shall become void. The Executive will be deemed to have competed with the business of the Corporation if, during the one-year period following termination of his employment with the Corporation, he, directly or indirectly, whether as partner, shareholder (other than as the owner of less than 2% of the outstanding capital stock of a publicly traded corporation), consultant, agent, employee, co-venturer, or otherwise, or through any Person (as hereafter defined),

         (i) competes in the Corporation's market area (defined as the area within 20 miles of any branch or facility of the Corporation) with, or is employed in such market area by a Person which competes with, the banking or any other business conducted by the Corporation during the period of his employment,

         (ii) attempts to hire any employee of the Corporation, assists in such hiring by any other Person, or encourages any such employee to terminate his relationship with the Corporation, or

         (iii) solicits or encourages any customer of the Corporation to terminate its relationship with the Corporation or to conduct with any other Person any business or activity which such customer conducts or could conduct with the Corporation.

For purposes of this Section 5.01, the term "Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization, and shall include an affiliate office within the Corporation's "market area" as defined in this Section 5.01, of a Person whose headquarters or parent organization is located outside the "market area" as so defined.

         5.02  Forfeiture. Anything to the contrary in this Agreement
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notwithstanding (other than Section 10.01), benefits under this Agreement shall be immediately forfeited and all rights of the Executive and his beneficiaries hereunder shall become null and void, if the Executive's employment with the Corporation is terminated for cause. For this purpose, a termination shall be a termination for "Cause" only if the termination is for one or more of the following:

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         (i)  the willful and continued failure of him to substantially perform his duties (other than any such failure resulting from his incapacity due to physical or mental illness) after a demand for substantial performance is delivered to him by the Board of Directors of the Corporation which specifically identifies the manner in which such Board believes that he has not substantially performed his duties, or

         (ii) willful misconduct by him which is materially injurious to the Corporation monetarily or otherwise.

For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Corporation.

         Notwithstanding the foregoing, he shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors of the Corporation at a meeting of such Board called and held for the purpose (after reasonable notice to him and an opportunity for him, together with his counsel, to be heard before such Board), finding that in the good faith opinion of such Board he was guilty of conduct set forth above in clauses (i) or (ii) of this
Section 5.02 and specifying the particulars thereof in detail.

                                   ARTICLE SIX
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         6.01 Interest. Any payment that is required to be made hereunder that
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is delayed beyond the date specified in this Agreement shall bear interest at a variable rate which shall be the rate of interest on one year U.S. Treasury Bills determined at the first auction of each calendar year or part thereof during the period of which interest is to be applied to any obligation hereunder.

                                  ARTICLE SEVEN
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         7.01 Alienability. Neither the Executive, nor any beneficiary under
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this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate

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maintenance, owed by the Executive or his beneficiary or any of them, or be transferable by operation of law in the event of bankruptcy, or otherwise.

                                  ARTICLE EIGHT
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         8.01 Participation in Other Plans. Nothing contained in this Agreement
              ----------------------------
shall be construed to alter, abridge, or in any manner affect the rights and privileges of the Executive to participate in and be covered by any pension, profit sharing, group insurance, bonus or any other employee plan or plans which the Corporation may have or hereafter have.

                                  ARTICLE NINE
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         9.01     Funding.
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         (a)      The Corporation reserves the right at its sole and exclusive discretion to insure or otherwise provide for the obligations of the Corporation undertaken by this Agreement or to refrain from same, and to determine the extent, nature and method thereof, including the establishment of one or more trusts. Should the Corporation elect to insure this Agreement, in whole or in part, through the medium of insurance or annuities, or both, the Corporation shall be the owner and beneficiary of the policy or annuity. At no time shall the Executive be deemed to have any right, title or interest in or to any specified asset or assets of the Corporation, or any trust or escrow arrangement, including, but not by way of restriction, any insurance or annuity contracts or the proceeds therefrom.

         (b) Any such policy, contract or asset shall not in any way be considered to be security for the performance of the obligations of this Agreement.

         (c) If the Corporation purchases a life insurance or annuity policy on the life of the Executive, the Executive agrees to sign any papers that may be required for that purpose and to undergo any medical examination or tests (at the Corporation's expense) which may be necessary, and generally cooperate with the Corporation in securing such policy.

         (d) To the extent the Executive acquires a right to receive benefits under this Agreement, such right shall be equivalent to the right of an unsecured general creditor of the Corporation.

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                                   ARTICLE TEN
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         10.01 Reorganization. The Corporation shall not merge or consolidate
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into or with another corporation if such merger or consolidation shall result in the other corporation being the survivor corporation, nor shall it sell substantially all of its assets to another corporation, firm or person, unless and until:

         (a)   The Executive and such other corporation, firm or person agree
               (i) that if the Executive is then employed by the Corporation, he shall continue in the employ of the succeeding, continuing or acquiring corporation, firm or person, and (ii) that such other corporation, firm or person agrees in writing without further qualification to assume and discharge the obligations of the Corporation under this Agreement, or;

         (b) If such corporation, firm or person does not so agree to assume and discharge such obligations, the Corporation shall pay to the Executive, in one lump sum, his Accrued Benefit on the date of such merger, consolidation or sale.

Upon the occurrence of any such event and the written unqualified assumption of the obligations of the Corporation by such successor corporation, firm or person, the term "Corporation" as used in this Agreement shall be deemed to refer to such successor or survivor corporation, firm or person.

                                 ARTICLE ELEVEN
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         11.01 Benefits and Burdens. This Agreement shall be binding upon and
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inure to the benefit of the Executive and his personal representatives, the
Corporation, and any successor organization which shall succeed to substantially all of the Corporation's assets and business without regard to the form of such succession.

         11.02 Corporation. As used in this Agreement, Corporation shall mean
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the Beverly National Corporation, a Massachusetts Corporation, and any
affiliated entity, successor organization, parent, subsidiary or holding company.

                                 ARTICLE TWELVE
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         12.01 Communications. Any notice or communication required of either
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party with respect to this Agreement shall be made in writing and may either be delivered personally or sent by First Class mail, as the case may be:

                           To the Corporation:


                           c/o Clerk of the Corporation
                           Beverly National Corporation
                           240 Cabot Street
                           Beverly, MA 01915

                           To the Executive:

                           Lawrence M. Smith
                           85 Grover Street
                           Beverly, MA 01920

Each party shall have the right by written notice to change the place to which any notice may be addressed.

                                ARTICLE THIRTEEN
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         13.01 Claims Procedure. The Corporation will be the "named fiduciary"
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and "plan administrator" of the arrangement contemplated herein. The claims procedure set forth herein may be changed by the Corporation from time to time by written notice to the Executive, provided no such change shall limit the protections herein provided to the claimant except as such limitations are imposed by applicable law, regulation, or case law. The Corporation may establish reasonable administrative procedures for applying the Claims Procedures.

         The Executive or any beneficiary of his may file a request for benefits with the Corporation in writing delivered to the Corporation at its address provided in Section 12 hereof. If a claim request is wholly or partially denied, the Corporation will furnish to the claimant a notice of its decision within ninety (90) days in writing, and in a manner to be understood by the claimant, which notice will contain the following information:

         i.    the specific reason or reasons for the denial;

         ii. specific reference to pertinent provisions of this Agreement upon which the denial is based;

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         iii.  a description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such material or information is necessary; and

         iv. an explanation of the applicable claim-review procedure describing the steps to be taken by a claimant who wishes to submit his claim for review.

         A claimant or his authorized representative may, with respect to any denied claim:

         i.    request a review upon written application filed within sixty
               (60) days after receipt by the claimant of written notice of the denial of his claim;

         ii.   review pertinent documents; and

         iii.  submit issues and comments in writing.

         Any request or submission will be in writing and will be directed to the Corporation. The Corporation will have the sole responsibility for the review of any denied claim and will take all appropriate steps in light of its findings. The Corporation will render a decision upon review of a denied claim within sixty (60) days after receipt of a request for review. If special circumstances warrant additional time, the decision will be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of request for review. Written notice of any such extension will be furnished to the claimant prior to the commencement of the extension. The decision on review will be in writing and will include specific reasons for the decision written in a manner to be understood by the claimant, as well as the specific references of the pertinent provisions on which the decision is based. If the decision on review is not furnished to the claimant within the time limits described above, the claim will be deemed denied on review.

                                ARTICLE FOURTEEN
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         14.01  Entire Agreement.  This instrument may be altered or amended
                ----------------
only by written agreement signed by the parties hereto.

         14.02  Jurisdiction.  The parties, terms and conditions of this
                ------------
Agreement are subject to and shall be governed by the laws of the Commonwealth of Massachusetts.

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         14.03  Gender.  Any reference in this Agreement to the masculine shall
                ------
be deemed to include the feminine where the context so requires.

         14.04  Operation of Law on Corporation's Obligations. In the event that
                ---------------------------------------------
any governmental entity promulgates any statute, rule, regulation, policy or order which restricts or prohibits the Corporation from making payments or affects any operation of the Agreement to the Executive under this Agreement, then the Corporation's obligations to make payments to the Executive (or his beneficiary) hereunder shall terminate or be restricted or suspended (consistent with such law or binding regulation, policy or order) for so long as such restriction or prohibition applies to the Corporation. Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of any applicable law or binding regulation, policy or order. Provisions other than payment provisions which are found to be invalid or illegal will not be given effect and the Agreement will be enforced as if those provisions had never been inserted.

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed by its duly authorized officer and its Corporate Seal affixed at Beverly, Massachusetts the day and year first above written.

Attest:                                           BEVERLY NATIONAL CORPORATION


         /s/  Paul J. Germano                     By: /s/  Alice B. Griffin
--------------------------------------------         --------------------------


         /s/  Peter E. Simonsen                       /s/  Lawrence M. Smith
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Witness                                           Executive

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